UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 20, 2009

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

001-10253

41-1591444

(State or other jurisdiction of incorporation or organization)

(Commission File Number)

(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, an independent sub-committee of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TCF Financial Corporation (the “Company”) revised the performance goal applicable to restricted stock awards under the Director Stock Grant Program.  Effective for fiscal year 2009 and thereafter, vesting of restricted stock awarded under such plan will occur only if the Company meets or exceeds the median return on average equity (as defined in the Amended and Restated TCF Financial Incentive Stock Program) as compared to its peer group.  A copy of the resolution adopting the new goal is attached hereto as Exhibit 10(n)-1 and incorporated herein by reference.

On January 20, 2009, the Committee entered into an amended and restated restricted stock agreement (the “Cooper Amended and Restated Restricted Stock Agreement”) with William A. Cooper which supersedes the restricted stock agreement entered into with Mr. Cooper on July 31, 2008.  The Cooper Amended and Restated Restricted Agreement was amended to provide for vesting of the restricted stock subject to continued service in lieu of attainment of specific performance targets.  The Committee determined that such amendment was consistent with the U.S. Treasury Department’s Capital Purchase Program (“CPP”), which prohibits incentive compensation programs that encourage a participant’s senior executives to take unnecessary or excessive risks.  The Company began participating in the CPP on November 14, 2008.  The Cooper Amended and Restated Restricted Stock Agreement is attached hereto as Exhibit 10(b)-13 and incorporated herein by reference.

On January 20, 2009, the Committee entered into amended and restated restricted stock award agreements (the “Amended and Restricted Stock Agreements”) with certain executive officers, including, agreements with named executive officers Gregory J. Pulles and Timothy P. Bailey which supersede the agreements entered into with Mr. Pulles and Mr. Bailey on January 21, 2008.  The Amended and Restated Restricted Stock Agreements were amended to provide for vesting of the restricted stock subject to continued service in lieu of attainment of specific performance targets.  The Committee determined that such amendment was consistent with the CPP, as noted above.  The form of the Amended and Restated Restricted Stock Agreement is attached hereto as Exhibit 10(b)-14 and incorporated herein by reference.

On January 20, 2009, the Committee approved awards of restricted stock (the “Year 2009 Executive Stock Awards”) to certain executive officers, including the following named executives:  Neil W. Brown—33,000 shares, Gregory J. Pulles—25,000 shares, Timothy P. Bailey—25,000 shares, and Thomas F. Jasper—22,000 shares.  The form of the Year 2009 Executive Stock Award Agreement is attached hereto as Exhibit 10(b)-15.  One-third of these awards shall vest on January 1, 2010, January 1, 2011 and January 1, 2012. No dividends will be paid on these restricted shares (or the shares granted to the executive officers described above) until they vest.  In the event the executive terminates employment as a result of retirement (as determined by the Compensation Committee), death or disability prior to vesting, a prorated portion of the stock award will vest on the applicable date.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10(b)-13	Amended and Restated Restricted Stock Agreement as executed by Mr. Cooper, effective January 20, 2009.

10(b)-14	Form of Amended and Restated Restricted Stock Agreement as executed by certain executives, effective January 20, 2009.

10(b)-15	Form of Year 2009 Executive Stock Award as executed by certain executives, effective January 20, 2009.

10(n)-1	Resolution adopting Director Stock Grant Program goal for fiscal year 2009 and after.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    January 23, 2009

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